TONE PRODUCTS, INC.
                             2129 North 15th Avenue
                          Melrose Park, Illinois 60160


                               PROXY STATEMENT AND
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 12, 2002


     To the shareholders of Tone Products, Inc.:

     The Annual Meeting of the shareholders of Tone Products, Inc. (the "Company") will be held at the Company's executive offices, 2129 North 15th Avenue, Melrose Park, Illinois 60160, at 9:30 A.M. on April 12, 2002, or at any adjournment or postponement thereof, for the following purposes:

     1.   To elect three directors of the Company.

     2. To reverse split the Company's common stock on the basis of one share for each 100 shares currently outstanding.

     3. To transact such other business as may properly come before the meeting.

     Details relating to the above matters are set forth in the attached Proxy Statement. All shareholders of record of the Company as of the close of business on March 4, 2002 will be entitled to notice of and to vote at such meeting or at any adjournment or postponement thereof.

     ALL SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. IF YOU DO NOT PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY. A REPLY CARD IS ENCLOSED FOR YOUR CONVENIENCE. THE GIVING OF A PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            Timothy E. Evon
                                            Chief Executive Officer

March 8, 2002



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                                 PROXY STATEMENT

                               TONE PRODUCTS, INC.
                             2129 North 15th Avenue
                          Melrose Park, Illinois 60160
                            Telephone: (708) 681-3660

                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 12, 2002

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Tone Products, Inc. (the "Company"), an Arkansas Corporation, of $.10 par value Common Stock ("Common Stock") to be voted at the Annual Meeting of Shareholders of the Company ("Annual Meeting") to be held at 9:30 A.M. on April 12, 2002, or at any adjournment or postponement thereof. The Company anticipates that this Proxy Statement and the accompanying form of proxy will be first mailed or given to all shareholders of the Company on or about March 8, 2002. The shares represented by all proxies that are properly executed and submitted will be voted at the meeting in accordance with the instructions indicated thereon. Unless otherwise directed, votes will be cast for the election of the nominees for directors hereinafter named and for the reverse stock split described herein. The holders of a majority of the shares represented at the Annual Meeting in person or by proxy will be required to elect directors, approve the reverse stock split and approve any other proposed matters.

     Any shareholders giving a proxy may revoke it at any time before it is exercised by delivering written notice of such revocation to the Company, by substituting a new proxy executed at a later date, or by requesting, in person, at the Annual Meeting, that the proxy be returned.

     All of the expenses involved in preparing, assembling and mailing this Proxy Statement and the materials enclosed herewith and all costs of soliciting proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited by officers and regular employees of the Company by telephone, telegraph or personal interview. Such persons will receive no compensation for their services other than their regular salaries. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of the shares held of record by such persons, and the Company may reimburse such persons for reasonable out of pocket expenses incurred by them in so doing.

                    VOTING SHARES AND PRINCIPAL SHAREHOLDERS

     The close of business on March 4, 2002 has been fixed by the Board of Directors of the Company as the record date (the "record date") for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. On the record date, there were outstanding 1,891,579 shares of Common Stock, each share of which entitles the holder thereof to one vote on each matter which may come before the Annual Meeting. Cumulative voting for directors is not permitted.



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     A majority of the issued and outstanding shares entitled to vote, represented at the meeting in person or by proxy, constitutes a quorum at any shareholders' meeting.

Security Ownership of Certain Beneficial Owners and Management

         The following table sets forth information concerning the holdings of Common Stock by each person who, as of March 4, 2002, holds of record or is known by the Company to hold beneficially or of record, more than 5% of the Company's Common Stock, by each director, and by all directors and executive officers as a group. All shares are owned beneficially and of record. The address of all persons is in care of the Company at 2129 North 15th Avenue, Melrose Park, Illinois 60160.

                                             Number of
                                             Shares of
                                              Common
                                            Stock Owned             Percent of
                                             of Record             Common Stock
       Name                              and Beneficially              Owned
       ----                              ----------------              -----

Timothy E. Evon                                699,951                 31.8%
Thomas J. Evon                                 699,951                 31.8%
William H. Hamen                               121,000                  5.5%
All officers and directors
as a group (3 persons)                       1,520,902                 69.1%

--------------

                              ELECTION OF DIRECTORS

     At the Annual Meeting, the shareholders will elect three directors of the Company. Cumulative voting is not permitted for the election of directors. In the absence of instructions to the contrary, the person named in the accompanying proxy will vote in favor of the election of the two persons named below as the Company's nominees for directors of the Company. All of the nominees are presently members of the Board of Directors and have consented to be named herein and to serve if elected. It is not anticipated that any of the nominees will become unable or unwilling to accept nomination or election, but if such should occur, the person named in the proxy intends to vote for the election in his stead of such person as the Board of Directors of the Company may recommend.

     The following table sets forth certain information regarding each nominee and each executive officer of the Company.

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                                                                    Officer or
      Name             Age              Office                    Director Since
      ----             ---              ------                    --------------

Timothy E. Evon        48        President, Chief Executive            1996
                                 Officer and Director

Thomas J. Evon         47        Vice President - Special              1996
                                 Accounts and Director

William H. Hamen       41        Secretary, Treasurer, Chief           1996
                                 Financial Officer and Director

     Directors hold office for a period of one year from their election at the annual meeting of shareholders and until their successors are duly elected and qualified. Officers of the Company are elected by, and serve at the discretion of, the Board of Directors. Directors not employed by the Company do not receive fees for attending Board of Directors' meetings but are reimbursed for out of pocket expenses. Timothy E. Evon and Thomas J. Evon are brothers.

Background

     The following is a summary of the business experience of each executive officer and director of the Company for at least the last five years:

     Timothy E. Evon has been Chairman and Chief Executive Officer of the Company since 1978 and is responsible for the Company's overall operations.

     Thomas J. Evon has been Executive Vice President of the Company since 1978 and is responsible for marketing the Company's products primarily to government agencies, including school districts, colleges and prisons.

     William H. Hamen has been the Company's controller since 1996 and was named its Secretary, Treasurer and Chief Financial Officer in November 1998 with principal responsibility for accounting and related administrative functions.

Executive Compensation

     The following table sets forth certain information concerning compensation paid to the Company's Chief Executive Officer and Executive Vice President for the years ended September 30, 2001 and 2000. Timothy E. Evon and Thomas J. Evon currently receive annual salaries of $132,600 and $115,180, respectively.

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



                                             Summary Compensation Table

                                                    Annual                               Long-Term
                                                 Compensation                          Compensation
                                                 ------------                          ------------
       Name and                                                        Other Annual       Awards         All Other
  Principal Position              Year        Salary        Bonus      Compensation       Options      Compensation
--------------------              ----        ------        -----      ------------       -------      ------------
Timothy E. Evon,                  2001       $115,215      $23,000          $0              $0              $0
Chief Executive Officer           2000       $115,215      $23,000          $0              $0              $0

Thomas J. Evon,                   2001       $101,380      $20,000          $0              $0              $0
Executive Vice President          2000       $101,380      $20,000          $0              $0              $0


Stock Option Plan

     In November 1997, the Company adopted its 1997 Stock Option Plan (the
"Plan"), which provides for the grant to employees, officers, directors and consultants of options to purchase up to 500,000 shares of Common Stock, consisting of both "incentive stock options" within the meaning of Section 422A of the United States Internal Revenue Code of 1986 (the "Code") and
"non-qualified" options. Incentive stock options are issuable only to employees of the Company, while non-qualified options may be issued to non-employee directors, consultants and others, as well as to employees of the Company.

     The Plan is administered by the Board of Directors, which determines those individuals who shall receive options, the time period during which the options may be partially or fully exercised, vesting periods required for issuance of options, the number of shares of Common Stock that may be purchased under each option and the option price.

     The per share exercise price of the Common Stock subject to an incentive stock option may not be less than the fair market value of the Common Stock on the date the option is granted. The per share exercise price of the Common Stock subject to a non-qualified option is established by the Board of Directors. The aggregate fair market value (determined as of the date the option is granted) of the Common Stock that any employee may purchase in any calendar year pursuant to the exercise of incentive stock options may not exceed $100,000. No person who owns, directly or indirectly, at the time of the granting of an incentive stock option to him, more than 10% of the total combined voting power of all classes of stock of the Company is eligible to receive any incentive stock options under the Plan unless the option price is at least 110% of the fair market value of the Common Stock subject to the option, determined on the date of grant.
Non-qualified options are not subject to these limitations.

     No incentive stock option may be transferred by an optionee other than by will or the laws of descent and distribution, and during the lifetime of an optionee, the option will be exercisable only by him or her. In the event of termination of employment other than by death or disability, the optionee will

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

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have three months after such termination during which he or she can exercise the option. Upon termination of employment of an optionee by reason of death or permanent total disability, his or her option remains exercisable for 12 months thereafter to the extent it was exercisable on the date of such termination. No similar limitation applies to non-qualified options.

     Options under the Plan must be granted within ten years from the effective date of the Plan. The incentive stock options granted under the Plan cannot be exercised more than ten years from the date of grant except that incentive stock options issued to 10% or greater stockholders are limited to five year terms. All options granted under the Plan provide for the payment of the exercise price in cash or by delivery to the Company of shares of Common Stock already owned by the optionee having a fair market value equal to the exercise price of the options being exercised, or by a combination of such methods of payment. Therefore, an optionee may be able to tender shares of Common Stock to purchase additional shares of Common Stock and may theoretically exercise all of his stock options with no additional investment other than his original shares. Any unexercised options that expire or that terminate upon an optionee ceasing to be an officer, director or an employee of the Company become available once again for issuance.

     As of the date hereof, options to purchase 310,000 shares have been granted under the Plan, of which 80,000 options have been issued to the Company's executive officers and directors. All options are exercisable at $.75 to $1.75 per share until November 2007, and none of such options have been exercised.

                          REVERSE STOCK SPLIT PROPOSAL

Introduction

     In February 2002, our board of directors approved a proposal to effect a reverse split of our Common Stock, subject to the approval of our shareholders. The reverse split, as approved, will combine our outstanding Common Stock on a one share for 100 shares basis. In other words, once the reverse split takes place, every 100 shares of Common Stock held by shareholders will be reduced to one share. Accordingly, the 1,891,579 shares currently issued and outstanding will be reduced to approximately 18,995 shares (subject to rounding) issued and outstanding.

Reasons for the Reverse Split

     The Company has over 570 record and beneficial shareholders, many of whom have less than 100 shares, representing a current investment in the Company of approximately $100 as of the date of this Proxy. It is expensive and time consuming for the Company to communicate with these shareholders. Additionally, brokerage commissions make it expensive for shareholders to sell small numbers of the Company's shares. Upon approval of the reverse stock split and the payment of the fair market value of the fractional shares to shareholders with less than 100 shares, the Company expects to substantially reduce the number of its shareholders and therefore the costs associated with communicating with these shareholders. Moreover, cash payments to shareholders will be based on the market price of the Common Stock and as described below and will not be diminished by brokerage commissions.

Certain Effects of the Reverse Split

         The following table illustrates the principal effects of the reverse split on the Company's Common Stock based on the number of shares issued and outstanding as of the date hereof, and the number of shares authorized resulting from approval of the proposal.


                                    Number of Shares          Number of Shares
                                 Prior to Reverse Split      After Reverse Split
                                 ----------------------      -------------------
Authorized Common Stock                50,000,000                50,000,000
Issued and Outstanding
  Common Stock                          1,891,579                    18,915
                                      -----------               -----------
Common Stock Available
  for Issuance                         48,108,421                49,981,085

     Fractional shares will be paid in cash based upon the average closing bid price of the Company's Common Stock on the Electronic Bulletin Board for the ten trading days prior to the Special Meeting. Shares of Common Stock issued pursuant to the reverse split will be fully paid and nonassessable. The reverse split will not alter the relative voting and other rights of holders of the Common Stock, and each share of Common Stock will continue to entitle its owner to one vote.

     As a result of the reverse split, the number of shares of Common Stock presently outstanding will be consolidated but the number of shares authorized for issuance will remain unchanged at 50 million. Accordingly, the Company will have the ability to issue more shares of Common Stock than is presently the case without additional shareholder approval. Doing so may have a dilutive effect on the equity and voting power of our existing shareholders. Your percentage ownership in the Company will remain essentially unchanged.

     The reverse split may result in some shareholders owning "odd-lots" of less than 100 shares of Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally somewhat higher than the costs of transactions in round lots of even multiples of 100 shares.

     The reverse split will not affect the Company's shareholders' equity as reflected on its financial statements, except to change the number of issued and outstanding shares of Common Stock and to reduce additional paid-in capital to the extent the Company pays cash for fractional shares. Accordingly, the payment of cash will reduce the Company's shareholders' equity and shares of Common Stock outstanding.

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Certain Federal Income Tax Consequences

     The following is a summary of the material anticipated federal income tax consequences of the proposed reverse split. This summary is based upon existing law which is subject to change by legislation, administrative action and judicial decision, and is necessarily general. In addition, this summary does not address any consequence of the reverse split under any state, local or foreign tax laws. Accordingly, this summary is not intended as tax advice to any person or entity, and we advise you to consult with your own tax advisor for more detailed information relating to your individual circumstances.

     The Company understands that the revers split will be a "recapitalization" under applicable federal tax laws and regulations. As a result of such tax treatment, no gain or loss should be recognized by the Company or its shareholders as a result of the reverse split or the exchange of pre- reverse split shares for post-reverse split shares. A shareholder's aggregate tax basis in his or her post-reverse split shares should be the same as his or her aggregate tax basis in the pre-reverse split shares. In addition, the holding period of the post-reverse split shares received by such shareholder should include the period during which the pre-reverse split shares were held, provided that all such shares were held as capital assets in the hands of the shareholder at the time of the exchange. Shareholders will recognize gain for federal income tax purposes to the extent that payment made to them for fractional shares exceeds the shareholder's tax basis in his or her shares.

Effective Date of the Reverse Split

     If the proposal is approved by our shareholders, the Company anticipates that it will become effective on or about April 30, 2002. After the reverse split is effective, certificates representing shares of pre-reverse split Common Stock will be deemed to represent only the right the receive the appropriate number of shares of post-reverse split Common Stock.

Exchange of Certificates

     Shareholders are not being asked to exchange their certificates at this time. However, they are entitled to do so after the reverse split takes place, if they wish, by contacting the Company's transfer agent, Securities Transfer Corporation, Dallas, Texas. Otherwise, certificates representing pre- reverse split shares will be exchanged for certificates reflecting post-reverse split shares at the first time they are presented to the transfer agent for transfer.


                              CERTAIN TRANSACTIONS

     The Company leases 72,000 square feet of office, warehouse and manufacturing space in Melrose Park, Illinois on a five-year lease expiring September 30, 2006 at a monthly rental of $29,379 increasing to $34,432 by the last year, or $5.54 per square foot, from two of its directors. The Company believes that the lease is fair, reasonable and consistent with the terms of leases which the Company could have entered into with nonaffiliated third parties. Transactions with affiliates must be approved by a majority of the Company's disinterested directors.

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                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Kelley & Company, Newport Beach, California, conducted the audit of the Company's financial statements for the year ended September 30, 2001. It is the Company's understanding that this firm is obligated to maintain audit independence as prescribed by the accounting profession and certain requirements of the Securities and Exchange Commission. As a result, the directors of the Company do not specifically approve, in advance, non-audit services provided by the firm, nor do they consider the effect, if any, of such services on audit independence.


                   PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                     AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholders of record of the Company who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at the Company's principal executive offices prior to the Company's fiscal year end. The proponent must be a record or beneficial shareholder entitled to vote at the next annual meeting of shareholders on the proposal and must continue to own the securities through the date on which the meeting is held.

                                 OTHER BUSINESS

     Management of the Company is not aware of any other matters which are to be presented to the Annual Meeting, nor has it been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

     The above notice and Proxy Statement are sent by order of the Board of Directors.



                                 Timothy E. Evon
                                 Chief Executive Officer

March 8, 2002

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           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                                      PROXY
                    FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                               TONE PRODUCTS, INC.
                            TO BE HELD APRIL 12, 2002

     The undersigned hereby appoints Timothy E. Evon as the lawful agent and Proxy of the undersigned (with all the powers the undersigned would possess if personally present, including full power of substitution), and hereby authorizes him to represent and to vote, as designated below, all the shares of Common Stock of Tone Products, Inc. held of record by the undersigned on March 4, 2002, at the Annual Meeting of Shareholders to be held April 12, 2002, or any adjournment or postponement thereof.

1. ELECTION OF DIRECTORS

         ___________FOR the election as a director of the three nominees listed below (except as marked to the contrary below).

         ___________WITHHOLD AUTHORITY to vote for the nominees listed below.

         NOMINEES:  Timothy E. Evon, Thomas J. Evon and William H. Hamen

INSTRUCTION: To withhold authority to vote for individual nominees, write their names in the space provided below.

--------------------------------------------------------------------------------

2. Proposal to reverse split the Company's Common Stock on the basis of one share for each 100 shares outstanding.

                  ____  FOR

                  ____  AGAINST

                  ____  WITHHOLD AUTHORITY

3. In his discretion, the Proxy is authorized to vote upon any matters which may properly come before the Annual Meeting, or any adjournment or postponement thereof.

     It is understood that when properly executed, this proxy will be voted in the manner directed herein by the undersigned shareholder. Where no choice is specified by the shareholder the proxy will be voted for the election of directors named in item 1 above and for the reverse stock split.

     The undersigned hereby revokes all previous proxies relating to the shares covered hereby and confirms all that said Proxy may do by virtue hereof.

     Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated:
      -----------------                     -----------------------------------
                                            Signature

PLEASE MARK, SIGN, DATE
AND RETURN THE PROXY
CARD PROMPTLY USING THE
ENCLOSED ENVELOPE.
                                            -----------------------------------
                                            Signature, if held jointly


     PLEASE CHECK THIS BOX IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OF SHAREHOLDERS. _____


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